EXHIBIT 99.1

CERTIFICATION(1)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Reynolds C. Bish, the Chief Executive Officer of Captiva Software Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Date: March 26, 2003

/s/ REYNOLDS C. BISH
Reynolds C. Bish Chief Executive Officer

(1)	This Certification accompanies the Report in accordance with § 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 and shall not be deemed “filed” by the Registrant for purposes of § 18 of the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to Company and will be retained by Company and furnished to the Securities and Exchange Commission or its staff upon request.